Exhibit 99.1

Contact:
Dean	Personne, President & CEO -or-
John	Supan, Interim CFO
Hong	Kong: (852) 3193-6000

Peak International Reports Year End Results

Gross Profit and Proforma Bottom Line Continue to Improve

Hong Kong, May 19, 2006. Peak International Limited (NASDAQ: PEAK) today reported results for its quarter and year ended March 31, 2006. Gross profit as well as proforma net operating results continued to improve in the fourth quarter.

For fiscal year 2006, Peak had net sales of $66.1 million, down 2.6% compared to $67.9 million for fiscal 2005. Peak recorded net loss of $4.6 million for fiscal year 2006, or loss per share of $0.37 on a basic and diluted basis, compared to a net loss of $9.2 million or $0.74 loss per share on a basic and diluted basis in the prior year. Net sales for the fourth quarter of fiscal 2006 were $16.9 million, up 2.1% compared to the same quarter last year. Peak had a net loss of $1.0 million for the fourth quarter of fiscal 2006, or loss per share of $0.08 on a basic and diluted basis, compared to a net loss of $3.9 million, or $0.31 loss per share on a basic and diluted basis for the same quarter last year.

During fiscal 2006, Peak’s gross margin was favorably impacted by improved utilization of materials that had been written down in the prior year and from improved product pricing. The positive impact of these events was offset by scrap materials written off during the year for a net result that was neutral to the gross margin for fiscal 2006. For the fourth quarter of fiscal 2006, the net impact of these events was nearly 3% favorable on gross margin.

During fiscal 2006, a net amount of $1.6 million of expenses has been recorded for income taxes for certain workers, related advisory fees and other taxes at Peak’s factory in the People’s Republic of China (“PRC”) that is operated pursuant to a processing agreement with an unaffiliated party. The net $1.6 million for the year was after a favorable reversal of $0.9 million in the fourth quarter after final settlement of the related PRC tax issues. The favorable reversal was in connection with estimated expenses recorded earlier during fiscal year 2006.

Selling and marketing expenses for the fourth fiscal quarter and fiscal year 2006 both decreased as a result of reorganization of the sales and logistics functions while general and administrative expenses increased as a result of severance payments of $1.6 million to the former CEO and the former VP, General Counsel, during the fourth quarter of fiscal year 2006.

“We are pleased to report positive progress on our process improvement programs initiated during the past year and we continue to identify additional areas for business efficiency,” said Dean Personne, President & CEO. “Absent the nonrecurring severance expenses, our fourth quarter would have been profitable for the second consecutive quarter,” said Mr. Personne.

About Peak International Limited

Peak International Limited is a leading supplier of precision-engineered transport products for storage, transportation and automated handling of semiconductor devices and other electronic components. Peak employs approximately 1700 people worldwide, directly and in its factory in Shenzhen, the PRC that is operated pursuant to a processing agreement with an unaffiliated party. Peak operates warehouses throughout the world and offers JIT services to leading semiconductor manufacturers and assemblers. Peak is a leading recycler of used plastic matrix trays.

Earnings Call

Peak will host a conference call discussing the Company’s fourth quarter and year end results on May 22, 2006 at 10:00 a.m. Eastern Time. The call will be web cast and can be accessed by clicking on the link on the investor page on Peak’s website at www.peakf.com. A replay of the call will also be available.

Safe Harbor Statement

Except for historical information contained herein, certain statements in this press release are forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995, including statements related to our belief that improvements made during the quarter will lead to improved results. These and other forward-looking statements are not guarantees of future results and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include but are not limited to: the amounts the company may have to pay for workers at its factory in the PRC, difficulties related to working in the PRC, including regional government and processing partner relations, the market acceptance of its products, the introduction of new products by the Company’s competitors, any future economic downturn, and other matters that could cause actual results to differ materially from the projections made herein. Additional risks are detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Quarterly Report on Form 10-Q filed on February 13, 2006. Statements included in this press release are based on information known to the Company as of the date of this release, and the Company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statement in this release.

Consolidated Statements of Operations

(in thousands of United States Dollars, except share and per share data)

	Three Months Ended March 31,
	2006	2005
	(Unaudited)	(Unaudited)
Net Sales	$16,893	$16,543
Cost of Goods Sold	12,253	16,329

Gross Profit	4,640	214

Selling and Marketing	2,283	2,906
General and Administrative	3,450	1,577
Research and Development Asset Impairment	37	35

Loss from operations	(1,130)	(4,304)
Other Income – net of expenses	102	45
Interest Income	65	84

Loss Before Income Taxes	(963)	(4,175)
Income Tax (Expense) Benefit	(56)	309

Net Loss	$(1,019)	$(3,866)

LOSSES PER SHARE
— Basic	$(0.08)	$(0.31)
— Diluted	$(0.08)	$(0.31)

Weighted Average Number of Shares Outstanding
— Basic	12,420,000	12,420,000
— Diluted	12,420,000	12,420,000

Consolidated Statements of Operations

(in thousands of United States Dollars, except share and per share data)

	Year Ended March 31,
	2006	2005
	(Unaudited)	(Unaudited)
Net Sales	$66,119	$67,909
Cost of Goods Sold	54,632	59,650

Gross Profit	11,487	8,259

Selling and Marketing	10,184	12,118
General and Administrative	8,663	6,641
Research and Development	145	157
Gain on disposal of a subsidiary	(2,189)	—

Loss from operations	(5,316)	(10,657)
Other (Expense) Income – net of expense	(82)	93
Interest Income	350	229

Loss Before Income Taxes	(5,048)	(10,335)
Income Tax Benefit	473	1,126

Net Loss	$(4,575)	$(9,209)

LOSSES PER SHARE
— Basic	$(0.37)	$(0.74)
— Diluted	$(0.37)	$(0.74)

Weighted Average Number of Shares Outstanding
— Basic	12,420,000	12,396,000
— Diluted	12,420,000	12,396,000

Consolidated Balance Sheets

(in thousands of United States Dollars)

	March 31, 2006	March 31, 2005
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$17,441	$22,301
Restricted Cash	2,182	—
Accounts receivable – net of allowance for doubtful accounts of $128 at March 31, 2006 and $257 at March 31, 2005	12,277	12,578
Inventories	12,782	13,739
Other receivables, deposits and prepayments	615	1,121
Income taxes receivable	—	3

Total Current Assets	45,297	49,742

Asset to be disposed of by sale	—	5,230
Property, plant and equipment – net	22,358	24,611
Land use right	722	742
Deposits for acquisition of property, plant and equipment	133	33
Other deposit	301	301

TOTAL ASSETS	$68,811	$80,659

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable
— Trade	$5,601	$8,288
— Property, plant and equipment	536	210
Accrued payroll and employee benefits	1,007	1,562
Accrued other expenses	2,019	5,786
Income taxes payable	111	127

Total Current Liabilities	9,274	15,973

Deferred Income Taxes	288	875

Total Liabilities	9,562	16,848

Stockholders’ Equity:
Share capital	124	124
Additional paid-in capital	27,135	27,135
Retained earnings	33,238	37,813
Accumulated other comprehensive loss	(1,248)	(1,261)

Total stockholders’ equity	59,249	63,811

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$68,811	$80,659

Consolidated Statements of Cash Flows

(in thousands of United States Dollars)

	Year Ended March 31,
	2006	2005
	(Unaudited)	(Unaudited)
Operating activities:
Net loss	$(4,575)	$(9,209)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,444	7,021
Deferred income taxes	(587)	(795)
Loss on disposal/write-off of property, plant and equipment	437	1,156
Allowance for doubtful accounts	8	20
Asset impairment	—	663
Gain on disposal of a subsidiary	(2,189)	—
Changes in operating assets and liabilities:
Accounts receivable	293	(205)
Inventories	957	(192)
Other receivables, deposits and prepayments	233	(71)
Income taxes receivable	3	5,082
Accounts payable-trade	(2,687)	3,852
Accrued payroll, employee benefits and other expenses	(165)	4,700
Income taxes payable	(16)	(5,731)
Cash held in escrow for funding of certain contingent obligations under existing contracts with senior management	(901)	—

Net cash (used in) provided by operating activities	(2,745)	6,291

Investing activities:
Acquisition of property, plant and equipment	(4,297)	(5,604)
Proceeds on disposal of a subsidiary	2,254	—
Proceeds on disposal of property, plant and equipment	15	—
(Increase) decrease in deposits for acquisition of property, plant and equipment	(100)	936

Net cash used in investing activities	(2,128)	(4,668)

Financing activities:
Proceeds from issuance of common stock	—	434

Net cash provided by financing activities	—	434

Net (decrease) increase in cash and cash equivalents	(4,873)	2,057
Cash and cash equivalents at beginning of year	22,301	20,303
Effects of exchange rate changes on cash and cash equivalents	13	(59)

Cash and cash equivalents at end of year	$17,441	$22,301

Supplemental cash flow information:
Cash paid during the year
Income taxes	127	318